UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events
On October 29, 2018, Peoples Bancorp Inc. (“Peoples”) announced the execution of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 29, 2018, by and between Peoples and First Prestonsburg Bancshares Inc. (“FPB”). The Merger Agreement calls for FPB to merge into Peoples and for FPB’s wholly owned subsidiary, The First Commonwealth Bank of Prestonsburg Inc., to merge into Peoples’ wholly owned subsidiary, Peoples Bank (the “Merger”).
A copy of the news release announcing the execution of the Merger Agreement is attached as Exhibit 99 to this Current Report on Form 8-K.
Important Additional Information About the Merger
In connection with the proposed transaction, Peoples will file a registration statement on Form S-4 that will include a proxy statement of FPB and a prospectus of Peoples, and Peoples will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will be sent to the shareholders of FPB in advance of the special meeting of shareholders that will be held to consider the proposed Merger. Before making any voting or investment decisions, FPB investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they contain important information about Peoples, FPB and the proposed transaction. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Peoples and FPB, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Peoples will be available free of charge on Peoples’ website at www.peoplesbancorp.com under the tab “Investor Relations” or by contacting Peoples’ Investor Relations Department at: Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750, Attn: Investor Relations.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the proxy statement/prospectus that Peoples will file with the SEC and FPB will mail to its shareholders.
Proxy Solicitation
Peoples and FPB and their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of FPB in connection with the Merger. Shareholders may obtain additional information regarding the interests of such participants and other persons who may be deemed participants by reading the proxy statement/prospectus when it becomes available.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. In addition to those risk factors listed in Peoples’ Annual Report on Form 10-K, the following factors could cause the actual results of Peoples’ operations to differ materially from Peoples’ expectations: (i) a failure to satisfy the conditions to closing for the Merger in a timely manner or at all; (ii) failure of the FPB shareholders to approve the Merger; (iii) failure to obtain the necessary regulatory approvals for the proposed Merger or adverse regulatory conditions in connection with such approvals; (iv) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction; and (v) difficulties related to the integration of the businesses following the merger. Peoples does not assume any duty to update forward-looking statements.

Item 9.01     Financial Statements and Exhibits
a) - c)
Not applicable.
d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	October 29, 2018	By:/s/	JOHN C. ROGERS
John C. Rogers

Executive Vice President, Chief Financial Officer and Treasurer